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                                                                     EXHIBIT 8.2

SPI Holdings, Inc.
9550 Hermosa Avenue
Rancho Cucamonga, California 91730

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Modtech Holdings, Inc. ("Holdings") Registration Statement on Form S-4 filed on October 27, 1998, as amended by Amendment No. 1 filed on December 15, 1998 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of a wholly-owned subsidiary of Holdings with and into SPI Holdings, Inc. ("SPI").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy Statement/Prospectus included therein (the "Joint Proxy Statement/Prospectus"), the Agreement and Plan of Reorganization and Merger, dated as of September 28, 1998, by and between Modtech, Inc. and SPI, and such other documents as we have deemed necessary or appropriate.

     We hereby confirm that the discussion of the tax treatment of SPI stockholders in the Joint Proxy Statement/Prospectus under the caption "Material Federal Income Tax Consequences" is a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Material Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Dated: December 15, 1998

                                        Very truly yours,

                                        /s/ Dorsey & Whitney LLP